Mitek Reports 25% Year Over Year Revenue Growth and
Another Record Quarter

Artificial intelligence and biometrics are the winning combination to fight fraud online

SAN DIEGO, CA, January 27, 2022 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in digital fraud prevention, today reported financial results for its fiscal 2022 first quarter ended December 31, 2021. Total revenue increased 25% year over year, driven by increased demand for both digital identity verification solutions and mobile deposit, as commerce continues its rapid shift to digital channels.

Fiscal First Quarter 2022 Financial Highlights

•Total revenue increased 25% year over year to a first quarter record $32.5 million.
•GAAP net income increased 44% year over year to $3.1 million, or $0.07 per diluted share.
•Non-GAAP net income increased 65% year over year to $10.2 million, or $0.22 per diluted share.
•Cash flow from operations was $2.3 million.
•Total cash and investments were $218.2 million at the end of the quarter.

“I am proud that the world’s leading brands trust Mitek to protect their companies and their customers from growing online fraud,” said CEO Max Carnecchia. “Biometrics are transforming the way we deliver authentication solutions. Our team will continue to innovate to build trust and keep people safe online.”

"Mitek is combating fraud in more ways, in more countries and in more industries than ever before,” CFO Frank Teruel added. “We also delivered record first quarter revenue, which is evidence of the positive impact our technology is making on financial services and marketplace businesses, mitigating business operation costs and fraud losses.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 800-437-2398 (US and Canada) or +1 323-289-6576 (International) and give the participant passcode 5800312.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in digital fraud prevention using its mobile capture and digital identity verification solutions built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to protect their customers by verifying an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening, account protection, and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact our business, results of operations and financial condition, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2021	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$24,214	$30,312
Short-term investments	137,753	149,057
Accounts receivable, net	16,930	16,602
Contract assets	4,406	4,080
Prepaid expenses	2,540	1,920
Other current assets	2,500	2,085
Total current assets	188,343	204,056
Long-term investments	56,255	48,051
Property and equipment, net	3,654	3,671
Right-of-use assets	6,564	7,056
Intangible assets, net	26,285	28,734
Goodwill	62,305	63,096
Deferred income tax assets	10,677	10,511
Convertible senior notes hedge	42,821	48,208
Other non-current assets	6,097	6,310
Total assets	$403,001	$419,693
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,571	$2,507
Accrued payroll and related taxes	7,206	11,776
Deferred revenue, current portion	8,168	10,381
Lease liabilities, current portion	1,970	1,943
Acquisition-related contingent consideration	11,210	11,050
Other current liabilities	1,646	1,552
Total current liabilities	32,771	39,209
Convertible senior notes	122,632	120,918
Embedded conversion derivative	42,821	48,208
Deferred revenue, non-current portion	644	955
Lease liabilities, non-current portion	6,004	6,588
Deferred income tax liabilities	4,020	4,117
Other non-current liabilities	6,680	6,868
Total liabilities	215,572	226,863
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 44,296,771 and 44,168,745 issued and outstanding, as of December 31, 2021 and September 30, 2021, respectively	44	44
Additional paid-in capital	203,091	199,935
Accumulated other comprehensive loss	(2,480)	(943)
Accumulated deficit	(13,226)	(6,066)
Treasury stock, at cost, no shares and 7,773 shares as of December 31, 2021 and September 30, 2021, respectively	—	(140)
Total stockholders’ equity	187,429	192,830
Total liabilities and stockholders’ equity	$403,001	$419,693

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2021	2020
Revenue
Software and hardware	$15,445	$12,303
Services and other	17,028	13,673
Total revenue	32,473	25,976
Operating costs and expenses
Cost of revenue—software and hardware	378	1,245
Cost of revenue—services and other	2,978	2,893
Selling and marketing	8,438	7,385
Research and development	7,606	6,165
General and administrative	5,965	5,058
Acquisition-related costs and expenses	2,279	1,693
Total operating costs and expenses	27,644	24,439
Operating income	4,829	1,537
Interest expense	2,008	—
Other income, net	135	96
Income before income taxes	2,956	1,633
Income tax benefit	168	534
Net income	$3,124	$2,167
Net income per share—basic	$0.07	$0.05
Net income per share—diluted	$0.07	$0.05
Shares used in calculating net income per share—basic	44,788	42,476
Shares used in calculating net income per share—diluted	46,155	43,897

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2021	2020
Net income	$3,124	$2,167
Non-GAAP adjustments:
Acquisition-related costs and expenses	2,279	1,693
Intellectual property litigation costs	374	241
Stock compensation expense	3,132	2,747
Amortization of debt discount and issuance costs	1,715	—
Income tax effect of pre-tax adjustments	(1,875)	(1,077)
Cash tax difference(1)	1,415	385
Non-GAAP net income	10,164	6,156
Non-GAAP income per share—basic	$0.23	$0.14
Non-GAAP income per share—diluted	$0.22	$0.14
Shares used in calculating non-GAAP net income per share—basic	44,788	42,476
Shares used in calculating non-GAAP net income per share—diluted	46,155	43,897

(1)The company’s non-GAAP net income is calculated using a cash tax rate of 3% in both fiscal 2022 and 2021. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended December 31, 2021 and 2020 was negative 6% and negative 33%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com